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EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in the Registration Statement of St. Joseph Capital Corporation on Form S-8 (Registration No. 333-109859) of our report dated February 13, 2004 on the consolidated financial statements of St. Joseph Capital Corporation, which report is included in the 2003 Annual Report on Form 10-K of St. Joseph Capital Corporation.

                                                    /s/ Plante & Moran, PLLC
                                                    Plante & Moran, PLLC

March 26, 2004
Kalamazoo, Michigan

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